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                                                                    EXHIBIT 21.2

              SUBSIDIARIES OF ROCHE BIOMEDICAL LABORATORIES, INC.

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
       NAME                                               STATE OF INCORPORATION
       ----                                               ----------------------
CompuChem Corporation....................................     Massachusetts
Roche CompuChem Laboratories, Inc. ......................     Delaware
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